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                                                                    Exhibit 23.1




                     [DELOITTE TOUCHE TOHMATSU LETTERHEAD]







To the Board of Directors of
KongZhong Corporation:


We consent to the use in the Registration Statement of KongZhong Corporation on Form F-1 of our audit report dated March 18, 2004, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference made to us under the section entitled "Experts" in this prospectus.


/s/ Deloitte Touche Tohmatsu



Hong Kong
June 3, 2004